SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01. Changes In Control of Registrant

On April 27, 2010 there was an initial closing (the “Initial Closing”)  under that certain Securities Purchase Agreement dated December 22, 2009, as amended (the “Securities Purchase Agreement”), by and between Mission Community Bancorp (the “Company”) and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund—CA, L.P.  (the “Investors”).   At the Initial Closing the Investors purchased an aggregate of 2,000,000 shares of the common stock of the Company paired with warrants to purchase 2,000,000 shares of the common stock of the Company for an aggregate purchase price of $10 million.  The warrants are exercisable for a term of ten years from issuance at an exercise price of $5.00 per share and contain customary anti-dilution provisions.  Under the terms of the Securities Purchase Agreement, the Investors have the right to purchase up to an additional 1,040,000 shares of the Company’s common stock, with each share of common stock paired with a warrant exercisable at a price of $5.00 per share of common stock, for an aggregate purchase price of $5.2 million.

Prior to the Initial Closing, the Manager was the largest shareholder of the Company beneficially owning 333,334 shares of the common stock of the Company or 24.7% of the issued and outstanding shares of the Company.   Following the Initial Closing, the Manager is the beneficial owner of 2,333,334 shares of the common stock of the Company (not including warrants) or 69.7% of the issued and outstanding shares of the Company.  The $10 million purchase price paid by the Investors was paid from liquidity available for investment.

In accordance with the terms of the Securities Purchase Agreement, the Company will conduct a rights offering to its existing shareholders, currently anticipated to occur in the second or third quarter of 2010, pursuant to which each shareholder will be offered the right to purchase shares of the Company’s common stock paired with a warrant at a price of $5.00 per unit of common stock and warrant.  The warrants issuable in the rights offering will be for a term of 10 years and will be exercisable at a price of $5.00 per share.

Pursuant to the Securities Purchase Agreement, the Company has agreed, effective upon the Initial Closing, and subject to receipt of any required regulatory approvals or non-objections, to appoint as directors of the Company and Mission Community Bank (the “Bank”), three persons identified by the Manager, and to continue to appoint three persons designated by the Manager for as long as the Investors beneficially own at least 25% or more of the Company’s common stock.  If the Investors’ beneficial ownership of the Company’s common stock is less than 25% but more than 15%, the Manager shall have the right to appoint two (2) directors to the Company's Board and the Bank’s Board and if the Manager’s beneficial ownership interest is less than 15% but more than 5%, the Manager shall have the right to appoint one person to the Company’s Board and the Bank’s Board.  The right to appoint members to the Company’s Board and the Bank’s Board is in addition to and not in lieu of the Manager’s right to appoint one member to the Board of the Company and the Bank pursuant to the terms and conditions of a prior Stock Purchase Agreement dated January 24, 2008 between the Company and the Manager on behalf of the Investors.

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On April 27, 2010, the Manager appointed James W. Lokey to serve on the Board as one of its three appointees pursuant to the Securities Purchase Agreement.  See Item 5.02 below.  Previously, Stephen P. Yost was appointed to the Board of the Company by the Manager to fill one of these three director positions.  The Company believes Manager will appoint a third person to serve on its Board in the near future, subject to receipt of all required regulatory approvals, although no such additional director nominee has as yet been identified.

A copy of the press release dated April 27, 2010 with respect to the initial closing of the transactions contemplated by the Securities Purchase Agreement and the appointment of Mr. Lokey is included as an Exhibit hereto and incorporated by reference herein.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On April 27, 2010, concurrent with the closing under the Securities Purchase Agreement, James W. Lokey was appointed to serve on the Board of Directors of each of Mission Community Bancorp and Mission Community Bank subject to receipt of all required regulatory approvals.  The Federal Reserve Bank of San Francisco issued its “no objection” to Mr. Lokey serving on both boards on April 28, 2010.   It has not yet been determined on which Board Committees Mr. Lokey will serve.  Mr. Lokey was also appointed as Executive Chairman of Mission Community Bancorp subject to receipt of all required regulatory approvals.  It is anticipated that Mr. Lokey will be compensated with respect to the services he is to render as Executive Chairman, however, no compensation terms have as yet been agreed to.
;
Mr. Lokey most recently served as President of Rabobank, N.A., Arroyo Grande, California, from 2007 until his retirement from that bank effective December 31, 2009.  Previously, Mr. Lokey served as President and Chief Executive Officer for Mid-Sate Bank & Trust from 2000 until the sale of that bank in 2007.

Mr. Lokey was appointed to the Board as the nominee of a principal shareholder of the Bank, Carpenter Fund Manager GP, LLC (the “Manager”), which currently beneficially owns 2,333,334 shares of the Company’s common stock (not including warrants to purchase shares of common stock), or 69.7% of the issued and outstanding shares of the Company.   Effective upon the Initial Closing under the Securities Purchase Agreement, which occurred on April 27, 2010, the Manager has the right to designate three members to the Company’s Board of Directors.  Mr. Lokey is one of these designees.

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Item 9.01  Financial Statements and Exhibits.

Exhibit No.                                Description

99.1	Press Release dated April 27, 2010

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 2010                                                                           MISSION COMMUNITY BANCORP

By:       /s/ Anita M. Robinson
Anita M. Robinson, President and Chief Executive Officer